EXHIBIT 5.1

                 OPINION OF MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                     AS TO THE VALIDITY OF THE COMMON STOCK
                                BEING REGISTERED



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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661


March 17, 1999



Board of Directors
Advance Financial Bancorp
1015 Commerce Street
Wellsburg, West Virginia  26070

            RE:            Registration Statement on Form S-8:
                           ----------------------------------
                           Advance Financial Bancorp 1998 Stock Option Plan

Gentlemen:

     We have acted as special counsel to Advance Financial Bancorp, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 108,445 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Advance Financial Bancorp 1998 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                     Sincerely,

                                     /s/   Malizia, Spidi, Sloane & Fisch, P.C.
                                     -----------------------------------------

                                     Malizia, Spidi, Sloane & Fisch, P.C.